                                                             EXHIBIT (m)(3)


                             Distribution Agreement
                             ----------------------
                               (under Rule 12b-1)


                                    Date: __________________

Dear Sirs:

     This letter will confirm our understanding and agreement with respect to payments to be made to you pursuant to a plan of distribution adopted by Heartland Group, Inc. (the "Fund") pursuant to Rule 12b-1 (the "Plan") under the Investment Company Act of 1940 (the "Act") with respect to those series of the Fund's shares (the "Shares") identified on Schedule A to this Agreement, as modified from time to time by the Fund. The Plan and this related agreement have been approved by a majority of the Directors of the Fund, including a majority of the Directors who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of the Plan or any related agreements (the "Disinterested Directors"), cast in person at a meeting called for the purpose of voting thereon. Such approval included a determination that, in the exercise of reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Fund and its shareholders. The Plan has also been approved by a vote of at least a majority of the outstanding voting securities, as defined in the Act, of each series of Shares.

     1. To the extent you provide distribution and marketing services in the promotion of the Shares, including furnishing services and assistance to your customers who invest in and own Shares, including, but not limited to, answering routine inquiries regarding the Fund, assisting in changing distribution options, account designations and addresses, we shall pay you a fee of 0.25% on an annual basis of the average daily net asset value of Fund Shares which are owned of record by your firm as nominee for your customers or which are owned by those customers of your firm whose records, as maintained by the Fund or its agent, designate your firm as the customer's dealer of record; except that no such fee shall be payable with respect to any Shares subject to a contingent deferred sales charge during the initial one-year period following their sale to the investor. We reserve the right to increase, decrease or discontinue the fee at any time in our sole discretion upon written notice to you.

     The fee will be calculated and paid quarterly. Payment of such quarterly fee shall be made within 45 days after the close of each quarter for which such fee is payable.

     2. You shall furnish us and the Fund with such information as shall reasonably be requested by the Directors of the Fund with respect to the fees paid to you pursuant to this Agreement.

     3. We shall furnish to the Directors of the Fund, for their review, on a quarterly basis a written report of the amounts expended under the Plan by us and the purposes for which such expenditures were made.

     4. This Agreement may be terminated in its entirety or with respect to the Shares of any one or more of the series identified on Schedule A by the vote of a majority of the Disinterested Directors of the Fund or by a vote of majority of the outstanding Shares of the particular Series on sixty (60) days' written notice, without payment of any penalty. It will be terminated by any act which
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Page 2


terminates either the Distribution Agreement between the Fund and us or the Dealer Agreement between your firm and us and shall terminate immediately in the event of its assignment as that term is defined in the Act. This Agreement may be amended by us upon written notice to you, and you shall be deemed to have consented to such amendment upon effecting any purchases of Shares for your own account or on behalf of any of your customer's accounts following your receipt of such notice.

     5. The provisions of the Distribution Agreement between the Fund and us, insofar as they relate to the Plan, are incorporated herein by reference. This Agreement shall become effective on the date accepted by you and shall continue in full force and effect so long as the continuance of the Distribution Agreement and the Plan and this Agreement are approved at least annually by a vote of the Disinterested Directors, cast in person at a meeting called for the purpose of voting thereon. All communications to us should be sent to the above address. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below. This agreement shall be construed under the laws of the State of Wisconsin.

                                    HEARTLAND ADVISORS, INC.


                                    By:  _________________________
                                         (Authorized Signature)

Accepted:


                 _____________________________________________
                                (Dealer's Name)

                 _____________________________________________
                                (Street Address)

                 ______________________________________________
                 (City)               (State)        (ZIP)


                        By __________________________________
                            (Authorized Signature of Dealer)

                                   SCHEDULE A



     This Distribution Agreement shall extend to and include only the following series of Heartland Group, Inc.'s Common Stock (the "Shares"):

     1.   Heartland Value Fund
     2.   Heartland Value Plus Fund
     3.   Heartland Mid Cap Value Fund
     4.   Heartland Large Cap Value Fund
     5.   Heartland U.S. Government Securities Fund
     6.   Heartland Wisconsin Tax Free Fund
     7.   Heartland Short Duration High-Yield Municipal Fund
     8.   Heartland High-Yield Municipal Bond Fund

                        Distribution Agreement for Banks
                        --------------------------------
                               (under Rule 12b-1)


                                    Date:_________________________

Dear Sirs:

     This letter will confirm our understanding and agreement with respect to payments to be made to you pursuant to a plan of distribution adopted by Heartland Group, Inc. (the "Fund") pursuant to Rule 12b-1 (the "Plan") under the Investment Company Act of 1940 (the "Act") with respect to those series of the Fund's shares (the "Shares") identified on Schedule A to this Agreement, as modified from time to time by the Fund. The Plan and this related agreement have been approved by a majority of the Directors of the Fund, including a majority of the Directors who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of the Plan or any related agreements (the "Disinterested Directors"), cast in person at a meeting called for the purpose of voting thereon. Such approval included a determination that, in the exercise of reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Fund and its shareholders. The Plan has also been approved by a vote of at least a majority of the outstanding voting securities, as defined in the Act, of each series of Shares.

     1. To the extent you provide distribution and marketing services in the promotion of the Shares, including furnishing services and assistance to your customers who invest in and own Shares, including, but not limited to, answering routine inquiries regarding the Fund, assisting in changing distribution options, account designations and addresses, we shall pay you a fee of 0.25% on an annual basis of the average daily net asset value of Fund Shares which are owned by those customers of yours whose records, as maintained by the Fund or its agent, designate you as the customer's agent of record; except that no such fee shall be payable with respect to any Shares subject to a contingent deferred sales charge during the initial one-year period following their sale to the investor. We reserve the right to increase, decrease or discontinue the fee at any time in our sole discretion upon written notice to you.

     The fee will be calculated and paid quarterly. Payment of such quarterly fee shall be made within 45 days after the close of each quarter for which such fee is payable.

     2. You shall furnish us and the Fund with such information as shall reasonably be requested by the Directors of the Fund with respect to the fees paid to you pursuant to this Agreement.

     3. We shall furnish to the Directors of the Fund, for their review, on a quarterly basis a written report of the amounts expended under the Plan by us and the purposes for which such expenditures were made.

     4. This Agreement may be terminated in its entirety or with respect to the Shares of any one or more of the series identified on Schedule A by the vote of a majority of the Disinterested Directors of the Fund or by a vote of majority of the outstanding Shares of the particular Series on sixty (60) days' written notice, without payment of any penalty. It will be terminated by any act which

_________, 19__
Page 2


terminates either the Distribution Agreement between the Fund and us or the Selling Agreement between you and us and shall terminate immediately in the event of its assignment as that term is defined in the Act. This Agreement may be amended by us upon written notice to you, and you shall be deemed to have consented to such amendment upon effecting any purchases of Shares on behalf of any of your customer's accounts following your receipt of such notice.

     5. The provisions of the Distribution Agreement between the Fund and us, insofar as they relate to the Plan, are incorporated herein by reference. This Agreement shall become effective on the date accepted by you and shall continue in full force and effect so long as the continuance of the Distribution Agreement and the Plan and this Agreement are approved at least annually by a vote of the Disinterested Directors, cast in person at a meeting called for the purpose of voting thereon. All communications to us should be sent to the above address. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below. This agreement shall be construed under the laws of the State of Wisconsin.

                                    HEARTLAND ADVISORS, INC.

                                    By: ____________________________
                                         (Authorized Signature)

Accepted:


                 _____________________________________________
                                 (Bank's Name)


                 _____________________________________________
                                (Street Address)


                 ______________________________________________
                  (City)               (State)        (ZIP)


                        By __________________________________
                            (Authorized Signature of Bank)

                 ______________________________________________
                  (Name)                    (Title)

                                   SCHEDULE A



     This Distribution Agreement shall extend to and include only the following series of Heartland Group, Inc.'s Common Stock (the "Shares"):

     1.   Heartland Value Fund
     2.   Heartland Value Plus Fund
     3.   Heartland Mid Cap Value Fund
     4.   Heartland Large Cap Value Fund
     5.   Heartland U.S. Government Securities Fund
     6.   Heartland Wisconsin Tax Free Fund
     7.   Heartland Short Duration High-Yield Municipal Fund
     8.   Heartland High-Yield Municipal Bond Fund